Exhibit 15.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Qiao Xing Universal Telephone, Inc.:
We consent to the incorporation by reference in Registration Statement No. 333-154810 on Form F-3 of our report dated July 08, 2008 on the financial statements of Qiao Xing Universal Telephone, Inc. appearing in the 2008 annual report Form 20-F of Qiao Xing Universal Telephone, Inc. and subsidiaries for the two years ended December 31, 2007.
/s/ Grobstein, Horwath & Company LLP
Sherman Oaks, California
July 14, 2009